                                                                   EXHIBIT 99.14


                              E*TRADE GROUP, INC.
                        NOTICE OF GRANT OF STOCK OPTION
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     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of E*TRADE Group, Inc. (the "Corporation"):

     Optionee:  Theodore Theophilos
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     Grant Date:  December 1, 1999
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     Vesting Commencement Date:  December 1, 1999
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     Exercise Price:  $ 15.00 per share
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     Number of Option Shares:  100,000 shares
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     Expiration Date:  November 30, 2009
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     Type of Option:  Non-Statutory Stock Option
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     Vesting Schedule:  100% of the Option Shares are fully vested as of the
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     Vesting Commencement Date.

     Optionee understands and agrees that this Option is granted subject to and in accordance with the terms of the Stock Option Agreement with Optionee. Optionee further agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     No Employment or Service Contract.  Nothing in this Notice or in the
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attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

     Definitions.  All capitalized terms in this Notice shall have the meaning
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assigned to them in this Notice or in the attached Stock Option Agreement.

                          ,
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Date


                                      E*TRADE GROUP, INC.

                                      By: ___________________________

                                      Title: _________________________



                                      Theodore Theophilos, OPTIONEE


                                      Address:  ______________________

                                                ______________________



ATTACHMENTS
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Exhibit A - Stock Option Agreement

                                   EXHIBIT A
                     NON STATUTORY STOCK OPTION AGREEMENT